Exhibit 99.1

FOR IMMEDIATE RELEASE

July 24, 2024

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2024 SECOND QUARTER FINANCIAL RESULTS, INCREASES 2024 FULL YEAR OPERATING RESULTS FORECAST AND ANNOUNCES $1 BILLION INCREASE TO STOCK REPURCHASE PROGRAM AUTHORIZATION

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended June 30, 2024 and 2023:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $289.2 million, or $4.26 per diluted share, during the second quarter of 2024, as compared to $171.3 million, or $2.42 per diluted share, during the second quarter of 2023. Net revenues increased by 10.1% to $3.908 billion during the second quarter of 2024, as compared to $3.548 billion during the second quarter of 2023.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the second quarter of 2024 was $292.6 million, or $4.31 per diluted share, as compared to $179.4 million, or $2.53 per diluted share, during the second quarter of 2023.

Included in our reported and adjusted net income attributable to UHS during the second quarter of 2024, were net incremental reimbursements (net of related provider taxes) aggregating to approximately $34.5 million, or $.38 per diluted share, recorded in connection with the following: (i) $18.8 million, or $.21 per diluted share, applicable to the period of January 1, 2024 through June 30, 2024, resulting from a recently expanded state directed payment program in Washington, and; (ii) $15.7 million, or $.17 per diluted share, applicable to the period of July 1, 2023 through June 30, 2024, resulting from additional net reimbursements from an existing supplemental Medicaid program in Idaho.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2024 were: (i) an unrealized after-tax loss of $5.9 million, or $.09 per diluted share ($7.7 million pre-tax), resulting from a decrease in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable after-tax impact of $2.5 million, or $.04 per diluted share, resulting from the tax benefit recorded in connection with employee share-based payments (pursuant to “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting). Our reported results during the second quarter of 2023 included an unrealized after-tax loss of $8.1 million, or $.11 per diluted share, ($10.5 million pre-tax) resulting from a decrease in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $573.2 million, or 14.7% of net revenues, during the second quarter of 2024, as compared to $419.3 million, or 11.8% of net revenues, during the second quarter of 2023. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $578.7 million, or 14.8% of net revenues, during the second quarter of 2024, as compared to $425.9 million, or 12.0% of net revenues, during the second quarter of 2023.

Consolidated Results of Operations, As Reported and As Adjusted – Six-month periods ended June 30, 2024 and 2023:

Reported net income attributable to UHS was $551.0 million, or $8.08 per diluted share, during the first six months of 2024, as compared to $334.4 million, or $4.70 per diluted share, during the first six months 2023. Net revenues increased by 10.5% to $7.751 billion during the first six months of 2024, as compared to $7.016 billion during the comparable period of 2023.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the first six months of 2024 was $545.7 million, or $8.00 per diluted share, as compared to $346.9 million, or $4.87 per diluted share, during the comparable period of 2023.

As reflected on the Supplemental Schedule, included in our reported results during the first six months of 2024 were: (i) an unrealized after-tax loss of $6.3 million, or $.09 per diluted share ($8.2 million pre-tax), resulting from a decrease in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable after-tax impact of $11.6 million, or $.17 per diluted share, resulting from the tax benefit recorded in connection with ASU 2016-09. Our reported results during the first six months of 2023 included an unrealized after-tax loss of $12.5 million, or $.17 per diluted share, ($16.3 million pre-tax) resulting from a decrease in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.099 billion, or 14.2% of net revenues, during the first six months of 2024, as compared to $826.6 million, or 11.8% of net revenues, during the first six months of 2023. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, was $1.104 billion, or 14.2% of net revenues, during the first six months of 2024, as compared to $846.9 million, or 12.1% of net revenues, during the comparable period of 2023.

Acute Care Services – Three and six-month periods ended June 30, 2024 and 2023:

During the second quarter of 2024, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 3.4% while adjusted patient days increased by 1.6%, as compared to the second quarter of 2023. At these facilities, during the second quarter of 2024, net revenue per adjusted admission increased by 3.5% while net revenue per adjusted patient day increased by 5.3%, as compared to the second quarter of 2023. Net revenues generated from our acute care services, on a same facility basis, increased by 6.6% during the second quarter of 2024, as compared to the second quarter of 2023.

During the six-month period ended June 30, 2024, at our acute care hospitals on a same facility basis, adjusted admissions increased by 3.9% while adjusted patient days increased by 2.5%, as compared to the first six months of 2023. At these facilities, during the first six months of 2024, net revenue per adjusted admission increased by 4.0% while net revenue per adjusted patient day increased by 5.5%, as compared to the first six months of 2023. Net revenues generated from our acute care services, on a same facility basis, increased by 8.1% during the first six months of 2024, as compared to the comparable period of 2023.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2024 and 2023:

During the second quarter of 2024, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased by 0.4% while adjusted patient days increased by 1.4%, as compared to the second quarter of 2023. At these facilities, during the second quarter of 2024, net revenue per adjusted admission increased by 11.2% and net revenue per adjusted patient day increased by 9.3%, as compared to the second quarter of 2023. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 11.0% during the second quarter of 2024, as compared to the second quarter of 2023.

During the six-month period ended June 30, 2024, at our behavioral health care facilities on a same facility basis, adjusted admissions decreased by 0.6% while adjusted patient days increased by 1.7%, as compared to the first six months of 2023. At these facilities, during the first six months of 2024, net revenue per adjusted admission increased by 11.2% and net revenue per adjusted patient day increased by 8.7%, as compared to the first six months of 2023. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 10.7% during the first six months of 2024, as compared to the comparable period of 2023.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the six-month period ended June 30, 2024, our net cash provided by operating activities was $1.076 billion as compared to $654 million during the first six months of 2023. The $422 million net increase in our net cash provided by operating activities consisted of: (i) a favorable change of $237 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense and gains on sales of assets and businesses; (ii) a favorable change of $148 million in accounts receivable; (iii) a favorable change of $60 million in accrued and deferred income taxes; (iv) an unfavorable change of $36 million in other assets and deferred charges, and; (v) $13 million of other combined net favorable changes.

Liquidity:

As of June 30, 2024, we had $1.02 billion of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Increased Authorization to Stock Repurchase Program:

On July 24, 2024, our Board of Directors authorized a $1.0 billion increase to our stock repurchase program. Pursuant to this program, which including today’s increased authorization has a current aggregate available repurchase authorization of $1.228 billion, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

During the second quarter of 2024, we have repurchased 373,000 shares at an aggregate cost of approximately $70.0 million (approximately $187 per share) pursuant to the program. During the first six months of 2024, we have repurchased 1.073 million shares at an aggregate cost of approximately $195.1 million (approximately $182 per share) pursuant to the program.

Revised 2024 Operating Results Forecasts:

Based upon the operating trends and financial results experienced during the first six months of 2024, as indicated on the Revised Forecast table below, we are increasing our operating results forecast range for consolidated net revenues; adjusted earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA, net of NCI”), and adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) for the year ended December 31, 2024.

The tables below include our revised full year 2024 operating results forecasts as well as our original 2024 operating results forecast, which was previously disclosed on February 27, 2024.

	Revised Forecast		Original Forecast
	For the Year Ended		For the Year Ended
	December 31, 2024		December 31, 2024
	Low	High	Low	High
Net revenues	$15.565 billion	$15.753 billion	$15.411 billion	$15.706 billion
Adjusted EBITDA, net of NCI	$2.154 billion	$2.226 billion	$1.931 billion	$2.019 billion
Adjusted EPS – diluted	$15.40 per share	$16.20 per share	$13.00 per share	$14.00 per share
•
Our revised 2024 forecasted net revenues are estimated to be approximately $15.565 billion to $15.753 billion, representing increases of 1.0% to 0.3% over our original 2024 forecasted net revenues.
•
Our revised 2024 forecasted Adjusted EBITDA, net of NCI, is estimated to be approximately $2.154 billion to $2.226 billion, representing increases of 11.5% to 10.3% over our original 2024 forecasted Adjusted EBITDA, net of NCI.
•
Our revised 2024 forecasted Adjusted EPS-diluted is estimated to be $15.40 per share to $16.20 per share, representing increases of 18.5% to 15.7% over our original 2024 forecasted Adjusted EPS-diluted.

Our 2024 forecasted range of net income attributable to UHS, and EPS-diluted, exclude certain items as described below because we do not believe we can forecast those items with sufficient accuracy. Adjusted EBITDA net of NCI, is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of our operating performance. Please see the Supplemental Non-GAAP Disclosures - 2024 Revised Operating Results Forecast schedule as included herein for additional information and a reconciliation of our 2024 revised forecasted range of net income attributable to UHS to our 2024 revised forecasted range of Adjusted EBITDA net of NCI.

The revised 2024 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 25, 2024. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link.

Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2023 were $14.282 billion. UHS ranked #299 on the Fortune 500; and #399 on Forbes’ list of America’s Largest Public Companies. UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 96,700 employees and, through its subsidiaries, operates 27 inpatient acute care hospitals, 332 inpatient behavioral health facilities, 48 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended March 31, 2024 and in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2023), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations.
•
The increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the March 28, 2024, jury award (of compensatory damages of $60 million and punitive damages of $475 million) against The Pavilion Behavioral Health System (the “Pavilion), an indirect subsidiary of the Company, as previously disclosed on Form 8-K, as filed with the Securities and Exchange Commission on April 1, 2024. While the Pavilion has professional liability insurance to cover a portion of these amounts, the resolution of this matter may have a material adverse effect on the Company.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities, the impact of ASU 2016-09 and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2024 and our Report on Form 10-K for the year ended December 31, 2023. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2024	2023	2024	2023
Net revenues	$3,907,604	3,548,138	$7,751,186	7,015,656

Operating charges:
Salaries, wages and benefits	1,856,372	1,770,271	3,698,996	3,523,606
Other operating expenses	1,043,116	938,314	2,075,286	1,817,265
Supplies expense	388,063	380,294	791,636	760,283
Depreciation and amortization	147,480	143,744	288,483	285,365
Lease and rental expense	36,175	35,387	71,625	70,309
	3,471,206	3,268,010	6,926,026	6,456,828

Income from operations	436,398	280,128	825,160	558,828
Interest expense, net	48,899	48,831	101,725	99,707
Other (income) expense, net	5,493	6,602	5,343	20,325
Income before income taxes	382,006	224,695	718,092	438,796
Provision for income taxes	87,676	55,393	157,940	107,119
Net income	294,330	169,302	560,152	331,677
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	5,178	(2,011)	9,166	(2,751)
Net income attributable to UHS	$289,152	$171,313	$550,986	$334,428

Basic earnings per share attributable to UHS (a)	$4.32	$2.44	$8.22	$4.75

Diluted earnings per share attributable to UHS (a)	$4.26	$2.42	$8.08	$4.70

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2024	2023	2024	2023
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$289,152	$171,313	$550,986	$334,428
Less: Net income attributable to unvested restricted share grants	(5)	(61)	(50)	(190)
Net income attributable to UHS - basic and diluted	$289,147	$171,252	$550,936	$334,238

Weighted average number of common shares - basic	66,878	70,073	67,041	70,304

Basic earnings per share attributable to UHS:	$4.32	$2.44	$8.22	$4.75

Weighted average number of common shares	66,878	70,073	67,041	70,304
Add: Other share equivalents	1,042	766	1,160	859
Weighted average number of common shares and equiv. - diluted	67,920	70,839	68,201	71,163

Diluted earnings per share attributable to UHS:	$4.26	$2.42	$8.08	$4.70

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2024 and 2023
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2024	revenues	June 30, 2023	revenues
Net income attributable to UHS	$289,152		$171,313
Depreciation and amortization	147,480		143,744
Interest expense, net	48,899		48,831
Provision for income taxes	87,676		55,393
EBITDA net of NCI	$573,207	14.7%	$419,281	11.8%
Other (income) expense, net	5,493		6,602
Adjusted EBITDA net of NCI	$578,700	14.8%	$425,883	12.0%

Net revenues	$3,907,604		$3,548,138

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2024		June 30, 2023
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$289,152	$4.26	$171,313	$2.42
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	5,869	0.09	8,051	0.11
Impact of ASU 2016-09	(2,456)	(0.04)	-	-
Subtotal adjustments	3,413	0.05	8,051	0.11
Adjusted net income attributable to UHS	$292,565	$4.31	$179,364	$2.53

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2024 and 2023
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2024	revenues	June 30, 2023	revenues
Net income attributable to UHS	$550,986		$334,428
Depreciation and amortization	288,483		285,365
Interest expense, net	101,725		99,707
Provision for income taxes	157,940		107,119
EBITDA net of NCI	$1,099,134	14.2%	$826,619	11.8%
Other (income) expense, net	5,343		20,325
Adjusted EBITDA net of NCI	$1,104,477	14.2%	$846,944	12.1%

Net revenues	$7,751,186		$7,015,656

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2024		June 30, 2023
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$550,986	$8.08	$334,428	$4.70
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	$6,313	0.09	12,512	0.17
Impact of ASU 2016-09	(11,612)	(0.17)	-	-
Subtotal adjustments	(5,299)	(0.08)	12,512	0.17
Adjusted net income attributable to UHS	$545,687	$8.00	$346,940	$4.87

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$128,786	$119,439
Accounts receivable, net	2,156,811	2,238,265
Supplies	218,780	216,988
Other current assets	236,317	236,658
Total current assets	2,740,694	2,811,350

Property and equipment	12,239,814	11,777,047
Less: accumulated depreciation	(5,905,061)	(5,652,518)
	6,334,753	6,124,529
Other assets:
Goodwill	3,942,372	3,932,407
Deferred income taxes	107,963	85,626
Right of use assets-operating leases	425,407	433,962
Deferred charges	6,858	6,974
Other	513,381	572,754
Total Assets	$14,071,428	$13,967,602

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$127,508	$126,686
Accounts payable and other liabilities	1,926,295	1,813,015
Operating lease liabilities	71,982	71,600
Federal and state taxes	23,422	2,046
Total current liabilities	2,149,207	2,013,347

Other noncurrent liabilities	569,687	584,007
Operating lease liabilities noncurrent	379,580	382,559
Long-term debt	4,416,731	4,785,783

Redeemable noncontrolling interest	5,418	5,191

UHS common stockholders' equity	6,485,372	6,149,001
Noncontrolling interest	65,433	47,714
Total equity	6,550,805	6,196,715

Total Liabilities and Stockholders' Equity	$14,071,428	$13,967,602

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net income	$560,152	$331,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	288,483	285,365
Gains on sale of assets and businesses	(3,725)	(6,250)
Stock-based compensation expense	46,162	43,062
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	66,174	(82,078)
Accrued interest	3,310	(107)
Accrued and deferred income taxes	26,970	(32,695)
Other working capital accounts	39,686	20,216
Medicare accelerated payments and deferred CARES Act and other grants	0	2,741
Other assets and deferred charges	(3,030)	32,746
Other	14,277	15,471
Accrued insurance expense, net of commercial premiums paid	102,222	95,157
Payments made in settlement of self-insurance claims	(64,994)	(51,604)
Net cash provided by operating activities	1,075,687	653,701
Cash Flows from Investing Activities:
Property and equipment additions	(449,933)	(336,664)
Proceeds received from sales of assets and businesses	5,428	23,688
Acquisition of businesses and property	0	(3,728)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	6,830	(31,305)
Decrease in capital reserves of commercial insurance subsidiary	196	0
Net cash used in investing activities	(437,479)	(348,009)
Cash Flows from Financing Activities:
Repayments of long-term debt	(382,675)	(93,557)
Additional borrowings	12,038	0
Financing costs	0	(293)
Repurchase of common shares	(237,987)	(209,756)
Dividends paid	(27,006)	(28,263)
Issuance of common stock	7,227	6,598
Profit distributions to noncontrolling interests	(5,089)	(4,735)
Sale of ownership interests to minority members	5,025	407
Net cash used in financing activities	(628,467)	(329,599)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(392)	2,377
Increase (decrease) in cash, cash equivalents and restricted cash	9,349	(21,530)
Cash, cash equivalents and restricted cash, beginning of period	214,470	200,837
Cash, cash equivalents and restricted cash, end of period	$223,819	$179,307
Supplemental Disclosures of Cash Flow Information:
Interest paid	$95,902	$97,297
Income taxes paid, net of refunds	$131,499	$133,840
Noncash purchases of property and equipment	$108,260	$100,461

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Six Months Ended
			6/30/2024	6/30/2024
Acute Care Services
Revenues			6.6%	8.1%
Adjusted Admissions			3.4%	3.9%
Adjusted Patient Days			1.6%	2.5%
Revenue Per Adjusted Admission			3.5%	4.0%
Revenue Per Adjusted Patient Day			5.3%	5.5%

Behavioral Health Care Services
Revenues			11.0%	10.7%
Adjusted Admissions			-0.4%	-0.6%
Adjusted Patient Days			1.4%	1.7%
Revenue Per Adjusted Admission			11.2%	11.2%
Revenue Per Adjusted Patient Day			9.3%	8.7%

UHS Consolidated	Second quarter ended		Six Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Revenues	$3,907,604	$3,548,138	$7,751,186	$7,015,656
EBITDA net of NCI	$573,207	$419,281	$1,099,134	$826,619
EBITDA Margin net of NCI	14.7%	11.8%	14.2%	11.8%
Adjusted EBITDA net of NCI	$578,700	$425,883	$1,104,477	$846,944
Adjusted EBITDA Margin net of NCI	14.8%	12.0%	14.2%	12.1%

Cash Flow From Operations	$679,281	$362,948	$1,075,687	$653,701
Capital Expenditures	$241,394	$167,912	$449,933	$336,664
Days Sales Outstanding			51	54

Debt			$4,544,239	$4,716,432
UHS' Shareholders Equity			$6,485,372	$6,087,182
Debt / Total Capitalization			41.2%	43.7%
Debt / EBITDA net of NCI (1)			2.29	2.83
Debt / Adjusted EBITDA net of NCI (1)			2.27	2.70
Debt / Cash From Operations (1)			2.69	4.03

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Six Months ended

June 30, 2024 and 2023

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,099,912	100.0%	$1,969,566	100.0%	$4,207,346	100.0%	$3,892,030	100.0%
Operating charges:
Salaries, wages and benefits	855,432	40.7%	835,904	42.4%	1,716,108	40.8%	1,662,879	42.7%
Other operating expenses	579,082	27.6%	555,883	28.2%	1,156,158	27.5%	1,060,500	27.2%
Supplies expense	331,708	15.8%	327,761	16.6%	678,803	16.1%	653,132	16.8%
Depreciation and amortization	94,190	4.5%	94,202	4.8%	184,310	4.4%	187,209	4.8%
Lease and rental expense	24,313	1.2%	24,021	1.2%	48,106	1.1%	48,016	1.2%
Subtotal-operating expenses	1,884,725	89.8%	1,837,771	93.3%	3,783,485	89.9%	3,611,736	92.8%
Income from operations	215,187	10.2%	131,795	6.7%	423,861	10.1%	280,294	7.2%
Interest expense, net	986	0.0%	(503)	(0.0)%	2,286	0.1%	(1,080)	(0.0)%
Other (income) expense, net	(677)	(0.0)%	-	—	(758)	(0.0)%	6,213	0.2%
Income before income taxes	$214,878	10.2%	$132,298	6.7%	$422,333	10.0%	$275,161	7.1%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,173,409	100.0%	$2,003,079	100.0%	$4,358,490	100.0%	$3,976,611	100.0%
Operating charges:
Salaries, wages and benefits	856,020	39.4%	836,331	41.8%	1,717,567	39.4%	1,680,291	42.3%
Other operating expenses	654,931	30.1%	590,616	29.5%	1,309,914	30.1%	1,134,916	28.5%
Supplies expense	331,684	15.3%	327,650	16.4%	678,688	15.6%	655,710	16.5%
Depreciation and amortization	94,214	4.3%	94,304	4.7%	184,526	4.2%	187,630	4.7%
Lease and rental expense	24,315	1.1%	24,035	1.2%	48,148	1.1%	48,189	1.2%
Subtotal-operating expenses	1,961,164	90.2%	1,872,936	93.5%	3,938,843	90.4%	3,706,736	93.2%
Income from operations	212,245	9.8%	130,143	6.5%	419,647	9.6%	269,875	6.8%
Interest expense, net	986	0.0%	(503)	(0.0)%	2,286	0.1%	(1,080)	(0.0)%
Other (income) expense, net	(461)	(0.0)%	119	0.0%	173	0.0%	7,132	0.2%
Income before income taxes	$211,720	9.7%	$130,527	6.5%	$417,188	9.6%	$263,823	6.6%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarter ended March 31, 2024 .

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Six Months ended

June 30, 2024 and 2023

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,683,847	100.0%	$1,517,051	100.0%	$3,300,159	100.0%	$2,980,774	100.0%
Operating charges:
Salaries, wages and benefits	894,627	53.1%	843,229	55.6%	1,763,503	53.4%	1,652,167	55.4%
Other operating expenses	308,420	18.3%	296,261	19.5%	620,705	18.8%	574,983	19.3%
Supplies expense	57,105	3.4%	53,774	3.5%	113,871	3.5%	106,259	3.6%
Depreciation and amortization	49,911	3.0%	46,554	3.1%	97,019	2.9%	91,886	3.1%
Lease and rental expense	11,656	0.7%	11,203	0.7%	23,102	0.7%	21,801	0.7%
Subtotal-operating expenses	1,321,719	78.5%	1,251,021	82.5%	2,618,200	79.3%	2,447,096	82.1%
Income from operations	362,128	21.5%	266,030	17.5%	681,959	20.7%	533,678	17.9%
Interest expense, net	1,008	0.1%	993	0.1%	2,035	0.1%	2,203	0.1%
Other (income) expense, net	(871)	(0.1)%	(733)	(0.0)%	(1,547)	(0.0)%	(1,309)	(0.0)%
Income before income taxes	$361,991	21.5%	$265,770	17.5%	$681,471	20.6%	$532,784	17.9%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,731,309	100.0%	$1,542,194	100.0%	$3,387,376	100.0%	$3,032,683	100.0%
Operating charges:
Salaries, wages and benefits	898,621	51.9%	844,308	54.7%	1,770,817	52.3%	1,654,094	54.5%
Other operating expenses	352,408	20.4%	322,518	20.9%	699,676	20.7%	627,750	20.7%
Supplies expense	57,277	3.3%	53,837	3.5%	114,201	3.4%	106,325	3.5%
Depreciation and amortization	50,625	2.9%	46,778	3.0%	98,497	2.9%	92,397	3.0%
Lease and rental expense	11,761	0.7%	11,255	0.7%	23,279	0.7%	21,923	0.7%
Subtotal-operating expenses	1,370,692	79.2%	1,278,696	82.9%	2,706,470	79.9%	2,502,489	82.5%
Income from operations	360,617	20.8%	263,498	17.1%	680,906	20.1%	530,194	17.5%
Interest expense, net	1,008	0.1%	993	0.1%	2,035	0.1%	2,204	0.1%
Other (income) expense, net	(871)	(0.1)%	(1,188)	(0.1)%	(1,547)	(0.0)%	(2,059)	(0.1)%
Income before income taxes	$360,480	20.8%	$263,693	17.1%	$680,418	20.1%	$530,049	17.5%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarter ended March 31, 2024.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
June 30, 2024 and 2023
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/24	06/30/23	% change	06/30/24	06/30/23	% change

Hospitals owned and leased	27	27	0.0%	332	331	0.3%
Average licensed beds	6,657	6,624	0.5%	24,419	24,189	1.0%
Average available beds	6,485	6,452	0.5%	24,319	24,089	1.0%
Patient days	390,433	384,373	1.6%	1,619,085	1,588,575	1.9%
Average daily census	4,290.5	4,223.8	1.6%	17,792.1	17,456.9	1.9%
Occupancy-licensed beds	64.5%	63.8%	1.1%	72.9%	72.2%	1.0%
Occupancy-available beds	66.2%	65.5%	1.1%	73.2%	72.5%	1.0%
Admissions	81,858	79,100	3.5%	119,798	119,656	0.1%
Length of stay	4.8	4.9	-1.8%	13.5	13.3	1.8%

Inpatient revenue	$12,334,730	$10,960,845	12.5%	$2,785,485	$2,670,370	4.3%
Outpatient revenue	8,633,892	7,515,780	14.9%	286,550	281,036	2.0%
Total patient revenue	20,968,622	18,476,625	13.5%	3,072,035	2,951,406	4.1%
Other revenue	234,351	240,899	-2.7%	82,201	73,926	11.2%
Gross revenue	21,202,973	18,717,524	13.3%	3,154,236	3,025,332	4.3%
Total deductions	19,029,564	16,714,445	13.9%	1,422,927	1,483,138	-4.1%
Net revenue	$2,173,409	$2,003,079	8.5%	$1,731,309	$1,542,194	12.3%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/24	06/30/23	% change	06/30/24	06/30/23	% change

Hospitals owned and leased	27	27	0.0%	330	330	0.0%
Average licensed beds	6,657	6,624	0.5%	24,165	24,063	0.4%
Average available beds	6,485	6,452	0.5%	24,065	23,963	0.4%
Patient days	390,433	384,373	1.6%	1,604,758	1,578,277	1.7%
Average daily census	4,290.5	4,223.8	1.6%	17,634.7	17,343.7	1.7%
Occupancy-licensed beds	64.5%	63.8%	1.1%	73.0%	72.1%	1.2%
Occupancy-available beds	66.2%	65.5%	1.1%	73.3%	72.4%	1.2%
Admissions	81,858	79,100	3.5%	118,702	118,778	-0.1%
Length of stay	4.8	4.9	-1.8%	13.5	13.3	1.7%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Six Months Ended
June 30, 2024 and 2023

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/24	06/30/23	% change	06/30/24	06/30/23	% change

Hospitals owned and leased	27	27	0.0%	332	331	0.3%
Average licensed beds	6,657	6,711	-0.8%	24,400	24,210	0.8%
Average available beds	6,485	6,539	-0.8%	24,300	24,110	0.8%
Patient days	805,759	788,626	2.2%	3,228,077	3,161,147	2.1%
Average daily census	4,427.2	4,357.0	1.6%	17,736.7	17,464.9	1.6%
Occupancy-licensed beds	66.5%	64.9%	2.4%	72.7%	72.1%	0.8%
Occupancy-available beds	68.3%	66.6%	2.5%	73.0%	72.4%	0.8%
Admissions	165,439	159,226	3.9%	239,728	240,216	-0.2%
Length of stay	4.9	5.0	-2.0%	13.5	13.2	2.6%

Inpatient revenue	$25,244,832	$22,362,336	12.9%	$5,540,169	$5,298,360	4.6%
Outpatient revenue	16,980,181	14,811,896	14.6%	565,078	553,407	2.1%
Total patient revenue	42,225,013	37,174,232	13.6%	6,105,247	5,851,767	4.3%
Other revenue	480,602	462,892	3.8%	162,412	139,244	16.6%
Gross revenue	42,705,615	37,637,124	13.5%	6,267,659	5,991,011	4.6%
Total deductions	38,347,125	33,660,513	13.9%	2,880,283	2,958,328	-2.6%
Net revenue	$4,358,490	$3,976,611	9.6%	$3,387,376	$3,032,683	11.7%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/24	06/30/23	% change	06/30/24	06/30/23	% change

Hospitals owned and leased	27	27	0.0%	330	330	0.0%
Average licensed beds	6,657	6,617	0.6%	24,145	24,084	0.3%
Average available beds	6,485	6,445	0.6%	24,045	23,984	0.3%
Patient days	805,759	782,354	3.0%	3,201,198	3,140,422	1.9%
Average daily census	4,427.2	4,322.4	2.4%	17,589.0	17,350.4	1.4%
Occupancy-licensed beds	66.5%	65.3%	1.8%	72.8%	72.0%	1.1%
Occupancy-available beds	68.3%	67.1%	1.8%	73.2%	72.3%	1.1%
Admissions	165,439	158,163	4.6%	237,599	238,393	-0.3%
Length of stay	4.9	4.9	0.0%	13.5	13.2	2.3%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2024 Revised Operating Results Forecast
(in thousands, except per share amounts)

	Revised Forecast For The Year Ending December 31, 2024
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$15,565,000		$15,753,000

Net income attributable to UHS (a)	$1,045,080		$1,099,563
Depreciation and amortization	592,455		592,455
Interest expense	195,664		195,664
Other (income) expense, net	(10,954)		(10,954)
Provision for income taxes	331,837		349,137
Adjusted EBITDA net of NCI (b)	$2,154,082	13.8%	$2,225,865	14.1%

Net income attributable to UHS, per diluted share (a)	$15.40		$16.20

Shares used in computing diluted earnings per share	67,869		67,869

(a) Revised forecasted net income attributable to UHS/per diluted share exclude the following items because we do not believe we can forecast these items with sufficient accuracy. Such items include: the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. Forecasted net income attributable to UHS/per diluted share is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of operating performance.